SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant [_]
Check the appropriate box:

[_] Preliminary Proxy Statement	[_] Soliciting Material Under Rule 14a-12

[_] Confidential, For Use of the Commission Only (as permitted by Rules 14a-6(e))2))

☒ Definitive Proxy Statement

[_] Definitive Additional Materials

AmBase Corporation
(Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:
_______________________________________________________________________

2)	Aggregate number of securities to which transaction applies:
_______________________________________________________________________

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined.
________________________________________________________________________

4)	Proposed maximum aggregate value of transaction:
________________________________________________________________________

5)	Total fee paid:
_______________________________________________________________________

[_] Fee paid previously with preliminary materials:
______________________________________________________________________

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount previously paid:
________________________________________________________________________

2)	Form, Schedule or Registration Statement No.:
________________________________________________________________________

3)	Filing Party:
_______________________________________________________________________

4)	Date Filed:
_______________________________________________________________________

NOTICE OF
ANNUAL MEETING
OF STOCKHOLDERS
AND PROXY STATEMENT

2011

AMBASE CORPORATION
100 Putnam Green, 3rd Floor
Greenwich, CT 06830-6027

AMBASE CORPORATION
100 PUTNAM GREEN, 3RD FLOOR
GREENWICH, CT  06830-6027
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 3, 2011

The 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of AmBase Corporation (the “Company”) will be held at the Hyatt Regency Hotel, 1800 East Putnam Avenue, Greenwich, Connecticut, on Friday, June 3, 2011 at 9:00 a.m., Eastern Daylight Time, to consider and act upon the following matters:

1.       The election of one director to hold office for a three-year term expiring in 2014;
2.	The approval of the appointment of Marcum LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2011;
3.
The approval, on a non-binding advisory basis, of a resolution approving compensation of our Named Executive Officers, as such compensation is described under the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this Proxy Statement.

4.
The selection, on a non-binding advisory basis, of the frequency of holding future advisory stockholder votes on the compensation of our Named Executive Officers, as such compensation is described under the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this Proxy Statement.

and such other matters as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on Thursday, April 14, 2011 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy card in the prepaid envelope provided, as soon as possible, so your shares can be voted at the meeting in accordance with your instructions. Your vote is important no matter how many shares you own. If you plan to attend the Annual Meeting and wish to vote your shares personally, you may do so at any time before your proxy is voted. Your prompt cooperation is greatly appreciated.

All stockholders are cordially invited to attend the Annual Meeting.

Admission to Annual Meeting

Attendance at the Annual Meeting is limited to shareholders of the Company as of the April 14, 2011, record date. For safety and security reasons, video and audio recording devices and other electronic devices will not be allowed in the meeting.

If your shares are held in the name of your bank, brokerage firm or other nominee, you must bring to the Annual Meeting, a copy of your proxy card, an account statement, or letter from the nominee indicating that you beneficially owned the shares as of the April 14, 2011 record date for voting. If you do not have proof of share ownership, you will not be admitted to the Annual Meeting.

For registered shareholders, a copy of your proxy card can serve as verification of stock ownership. Shareholders who do not present a copy of their proxy card at the Annual Meeting will be admitted only upon verification of stock ownership, as indicated herein. If you do not have proof of share ownership, you will not be admitted to the Annual Meeting.

In addition, all Annual Meeting attendees will be asked to present valid government-issued photo identification, such as a driver’s license or passport, as proof of identification before entering the Annual Meeting, and attendees may be subject to security inspections.

By Order of the
Board of Directors

                                                                                                                  /s/ John P. Ferrara
                                                                                                                        John P. Ferrara
Secretary
Greenwich, Connecticut

AMBASE CORPORATION
100 PUTNAM GREEN, 3RD FLOOR
GREENWICH, CT 06830-6027

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 3, 2011

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of AmBase Corporation (the “Company”) of proxies to be voted at the Annual Meeting of Stockholders of the Company (the "Annual Meeting”) to be held at the Hyatt Regency Hotel, 1800 East Putnam Avenue, Greenwich, Connecticut, at 9:00 a.m., Eastern Daylight Time, on Friday, June 3, 2011, and at any adjournments thereof. This Proxy Statement and the accompanying proxy are being mailed to stockholders commencing on or about April 14, 2011.

Shares represented by a duly executed proxy in the accompanying form received by the Company prior to the Annual Meeting will be voted at the Annual Meeting in accordance with instructions given by the stockholder in the proxy. Any stockholder granting a proxy may revoke it at any time before it is exercised by granting a proxy bearing a later date, by giving notice in writing to the Secretary of the Company or by voting in person at the Annual Meeting.

At the Annual Meeting, the stockholders will be asked (i) to elect Mr. Richard A. Bianco as a director of the Company to serve a three-year term ending in 2014; (ii) to ratify the approval of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011; (iii) to approve on a non-binding advisory basis, a resolution approving the compensation of our Named Executive Officers, as such compensation is described under the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this Proxy Statement; and (iv) to select on a non-binding advisory basis, the frequency of holding future advisory stockholder votes on the compensation of our Named Executive Officers, as such compensation is described under the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this Proxy Statement.

The persons acting under the accompanying proxy have been designated by the Board of Directors and, unless contrary instructions are given, will vote the shares represented by the proxy (i) for the election of the nominee for director named above; (ii) for the approval of the appointment of Marcum LLP as the Company’s independent registered public accounting firm; (iii) for the approval on a non-binding advisory basis of a resolution approving the compensation of our Named Executive Officers; and (iv) for the selection on a non-binding advisory basis, the holding of future advisory stockholder votes on the compensation of our Named Executive Officers every three (3) years.

If a stockholder is not the record holder, such as where the shares are held through a broker, bank or other financial institution, the stockholder must provide voting instructions to the record holder of the shares in accordance with the record holder’s requirements in order to ensure the shares are properly voted.  Your broker will not be permitted to vote on your behalf on the election of directors, the approval of the compensation of our Named Executive Officers, or the frequency of holding future advisory stockholder votes on the compensation of our Named Executive Officers unless you provide specific instructions by completing and returning the voting instruction form or following the instructions provided to you to vote your shares.  For your vote to be counted, you now will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the stockholders meeting.

1

The close of business on Thursday, April 14, 2011, has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Only the holders of record of common stock of the Company, par value $0.01 per share (the “Common Stock”) at the close of business on the record date, are entitled to vote on the matters presented at the Annual Meeting. Each share of Common Stock entitles the holder to one vote on each matter presented at the Annual Meeting. As of Monday, March 28, 2011, there were approximately 43,075,410 shares of Common Stock issued and outstanding. The holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting shall constitute a quorum.  If there is less than a quorum, a majority of those present in person or by proxy may adjourn the Annual Meeting. A plurality vote of the holders of the shares of Common Stock represented in person or by proxy and voting at the Annual Meeting, a quorum being present, is required for the election of the director.  The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and voting at the Annual Meeting, a quorum being present, is necessary for the approval of Marcum LLP as the Company’s independent registered public accounting firm.  The voting with respect to the approvals of the compensation of our Named Executive Officers and the frequency of holding future advisory stockholder votes on the compensation of our Named Executive Officers are advisory in nature and therefore not binding on us.  We will consider the stockholders to have approved the compensation of our Named Executive Officers if a plurality of votes cast are for that proposal, and we will consider the stockholders to have expressed a preference for the frequency of holding future advisory stockholder votes on executive compensation for that selection which receives the most votes.  Stockholder votes with respect to the frequency of holding future advisory stockholder votes on executive compensation are not intended to approve of disapprove the recommendation of the Board of Directors.

Abstentions, votes withheld and shares not voted, including broker non-votes, are not included in determining the number of votes cast for the approval of Marcum LLP as the Company’s independent registered public accounting firm, for the election of the director, for the approval on a non-binding advisory basis the resolution approving the compensation of our Named Executive Officers; or for the selection on a non-binding advisory basis the frequency of holding future advisory stockholder votes on compensation for our Named Executive Officers.  Abstentions, votes withheld and broker non-votes, are counted for purposes of determining whether a quorum is present at the Annual Meeting.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

In accordance with the method of electing directors by class with terms expiring in different years, as required by the Company’s Restated Certificate of Incorporation, one director will be elected at the Company’s 2011 Annual Meeting of Stockholders to hold office until the Company’s Annual Meeting of Stockholders for the year 2014.  The director will serve until his successor shall be elected and shall qualify.

The person named below has been nominated for directorship.  The nominee is a director now in office, and has indicated a willingness to accept re-election.  It is intended that at the Annual Meeting the shares represented by the accompanying proxy will be voted for the election of the nominee unless contrary instructions are given.  In the event that the nominee should become unavailable for election as a director at the time the Annual Meeting is held, shares represented by proxies in the accompanying form will be voted for the election of a substitute nominee selected by the Board of Directors, unless contrary instructions are given or the Board by resolution shall have reduced the number of directors.  The Board is not aware of any circumstances likely to render the nominee unavailable.

Information Concerning the Nominee for Election as Director

The name, age, principal occupation, other business affiliations, and certain other information concerning the nominee for election as a director of the Company are set forth below.

Richard A. Bianco, 63. Mr. Bianco was elected a director of the Company in January 1991, and has served as President and Chief Executive Officer of the Company since May 1991.  On January 26, 1993, Mr. Bianco was elected Chairman of the Board of Directors of the Company.  He served as Chairman, President and Chief Executive Officer of Carteret Savings Bank, FA, then a subsidiary of the Company, from May 1991 to December 1992.  Mr. Bianco has a unique background as the former President and Chief Executive Officer of Carteret Saving Bank (“Carteret Savings”) being responsible for the Carteret Savings recapitalization efforts.  Mr. Bianco has detailed knowledge of the Company’s current and prior legal and governmental proceedings, and combined with his prior investment banking, managerial and leadership experience, the Board of Directors has determined that Mr. Bianco is uniquely qualified to serve as a Director and the Chairman of the Company’s Board of Directors.  If elected, his term will expire in 2014.

The Board of Directors recommends a vote FOR the election of the nominee as a director.

Information Concerning Directors Continuing in Office

Certain information concerning the directors of the Company whose terms do not expire in 2010 is set forth below.

Salvatore Trani, 70. Mr. Trani was elected a director of the Company in January 2006.  Mr. Trani has over 40 years of experience on Wall Street and for the last five years has served as an Executive Managing Director at BGC Partners, L.P.  BGC Partners, L.P. is a leading inter-dealer brokerage firm which provides integrated voice and electronic services to wholesale fixed income, interest rate, foreign exchange, and derivatives markets worldwide.  Mr. Trani has extensive experience in the financial industry in a variety of managerial, operational and trading capacities.  His business experience provides him with a perspective into the financial markets past trends, current developments and potential future prospects.  The Board of Directors has determined that Mr. Trani’s expertise provides the Board with insight to the financial markets and operations which are important to the Company’s current proceedings and future business prospects.  His term will expire in 2013.

Jerry Y. Carnegie, 59. Mr. Carnegie was elected a director of the Company in January 2009.  Mr. Carnegie is a member of the Fellow of Society of Actuaries and a Certified Financial Planner.  For the last five years he has worked independently assisting individuals with financial planning.  Mr. Carnegie spent 25 years with Hewitt Associates as a Senior Actuary, representing major corporations in their pension and benefit plan work.  Mr. Carnegie received an A.B. Mathematics degree from Princeton University.  Mr. Carnegie’s financial expertise, background in financial planning and pension and benefit consulting provides the board with insight into financial decisions and financial considerations, as well as a valuable perspective to the Company’s financial matters and proceedings.  The Board of Directors has; therefore, determined that Mr. Carnegie is well qualified to serve as a member of the Company’s Board of Directors.  His term will expire in 2012.

Director Independence

The Company periodically reviews the independence of each director.  Pursuant to this review, the directors and officers of the Company, on an annual basis, are required to complete and forward to the Corporate Secretary a detailed questionnaire to determine if there are any transactions or relationships between any of the directors and/or officers of the Company (including immediate family and affiliates).  If any transactions or relationships exist, the Company then considers whether such transaction(s) or relationship(s) are inconsistent with a determination that the director is independent. Pursuant to this process, in January 2011, the Company conducted its annual review of director independence and determined that no transactions or relationships existed that would disqualify any of our directors, under NASDAQ independence rules, except that Mr. Richard A. Bianco, who serves as the Chairman of the Board of Directors, also serves as the Company’s President and Chief Executive Officer. Mr. Bianco does not serve as a member of the Company’s Accounting and Audit Committee or the Company’s Personnel Committee. Based on a review of the information provided by the directors and other information reviewed, the Company has concluded that none of the Company’s non-employee directors have any relationship with the Company other than as a director or shareholder of the Company.  Based upon that finding, our Board of Directors determined that Messrs. Carnegie and Trani are “independent,” and they qualify as outside directors within the meaning of Code Section 162(m) and as non-employee directors within the meaning of Rule 16b-3.

INFORMATION CONCERNING THE BOARD AND ITS COMMITTEES

Meetings and Attendance

During 2010, the Company’s Board of Directors held two (2) meetings.  Matters were also addressed by unanimous written consent in accordance with Delaware law.  All directors attended at least 75% of the meetings of the Board of Directors and the committees of the Board on which they served during 2010.

Committees of the Board

The Board of Directors currently has (i) an Accounting and Audit Committee and (ii) a Personnel Committee.

The Accounting and Audit Committee met one (1) time during 2010.  Matters were also addressed by unanimous written consent in accordance with Delaware law.  The Accounting and Audit Committee currently consists of Mr. Carnegie, Chairman, and Mr. Trani, who are independent directors of the Company.  The Company, although not required to do so, generally follows rules of the NASDAQ as they relate to the Board of Directors and its committees.  The Board of Directors has determined that Mr. Carnegie is an “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”).

The Accounting and Audit Committee is directly responsible for the appointment, compensation and oversight of the audit and related work of the Company’s independent auditors.  The Accounting and Audit Committee reviews the degree of their independence; approves the scope of the audit engagement, including the cost of the audit; approves any non-audit services rendered by the auditors and the fees for these services; reviews with the auditors and management the Company’s policies and procedures with respect to internal accounting and financial controls and, upon completion of an audit, the results of the audit engagement; and reviews internal accounting and auditing procedures with the Company’s financial staff and the extent to which recommendations made by the independent auditors have been implemented.  The Accounting and Audit Committee has adopted a charter, which has been approved by the Company’s Board of Directors.  A copy of the Audit Committee Charter was included as an exhibit to the Company’s 2010 Proxy Statement.

The Personnel Committee held two (2) meetings in 2010.  Matters were also addressed by unanimous written consent in accordance with Delaware law.  The Personnel Committee currently consists of Mr. Trani, Chairman and Mr. Carnegie, who are independent directors of the Company.

The principal functions of the Personnel Committee, which is equivalent to a compensation committee, are to consider and recommend nominees for the Board, to oversee the performance and approve the remuneration of officers and senior employees of the Company and its subsidiaries and to oversee and approve the employee benefit and retirement plans of the Company and its subsidiaries.  The Personnel Committee is also responsible for reviewing and approving the goals and objectives relevant to compensation of officers and senior employees, evaluating the performance in light of those goals and objectives and determining and approving the compensation levels based on this evaluation.  The Personnel Committee is responsible for setting and approving salary, bonus and other employment terms for the Company’s Chief Executive Officer.  The Chief Executive Officer recommends salary and bonus awards for other officers of the Company, which are subject to the modification and/or approval by the Personnel Committee.  In connection therewith, the Personnel Committee approves and makes recommendations with respect to bonus and incentive-based compensation plans and equity based plans.  The Personnel Committee will consider stockholder recommendations for director, submitted in accordance with the Company’s By-Laws.  The Personnel Committee does not currently have a written charter.

The Company’s By-Laws require that in the event a stockholder wishes to nominate a person for election as a director, advance notice must be given to the Secretary of the Company not less than 120 days in advance of the date on which the Company’s proxy statement is released to stockholders in connection with the previous year’s annual meeting of stockholders, except that if no annual meeting was held in the previous year or if the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, such a proposal must be received by the Company a reasonable time before the solicitation is made, together with the name and address of the stockholder and of the person to be nominated; a representation that the stockholder is entitled to vote at the meeting and intends to appear in person or by proxy to make the nomination; a description of arrangements or understandings between the stockholder and others pursuant to which the nomination is to be made; such other information regarding the nominee as would be required in a proxy statement filed under the proxy rules as set forth in the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”); and the consent of the nominee to serve as a director if elected.

Communications with Directors

In order to provide the Company’s security holders and other interested parties with a direct and open line of communication to the Board of Directors, the Board of Directors has adopted the following procedures for communications to directors.  The Company’s security holders and other interested persons may communicate with the Chairman of the Company’s Accounting and Audit Committee, the Chairman of the Personnel Committee, or with the non-management directors of the Company as a group, by mailing a letter addressed in care of the Corporate Secretary, AmBase Corporation, 100 Putnam Green, 3rd Floor, Greenwich, Connecticut 06830.

All communications received in accordance with these procedures will be reviewed initially by the Company.  The Company will relay all such communications to the appropriate director or directors unless the Secretary determines that the communication:

•	does not relate to the business or affairs of the Company or the functioning or constitution of the Board of Directors or any of its committees;
•	relates to routine or insignificant matters that do not warrant the attention of the Board of Directors;
•	is an advertisement or other commercial solicitation or communication;
•	is frivolous or offensive; or
•	is otherwise not appropriate for delivery to directors.

The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of Directors or one or more of its committees, and whether any response to the person sending the communication is appropriate.  Any such response will be made only in accordance with applicable law and regulations relating to the disclosure of information.

The Secretary will retain copies of all communications received pursuant to these procedures for a period of at least one year.  The Personnel Committee of the Board of Directors will review the effectiveness of these procedures from time to time and, if appropriate, recommend changes.

Board Attendance at Annual Meetings

We have not established a formal policy regarding director attendance at our annual meetings of shareholders, but our directors generally do attend the annual meeting.  The Chairman of the Board presides at the Annual Meeting of shareholders, and the Board of Directors holds one of its regular meetings in conjunction with the Annual Meeting of shareholders.  Accordingly, unless one or more members of the Board are unable to attend, all members of the Board are expected to be present for the Annual Meeting.  All of the four members of the Board at the time of the Company’s 2010 Annual Meeting of Stockholders attended that meeting.

Nomination of Directors

The Personnel Committee has adopted specifications applicable to members of the Board of Directors and for identifying and evaluating nominees for the Board of Directors recommended by the Personnel Committee or by shareholders.  The specifications provide that a candidate for director should:

•	have a reputation in the business community for integrity, honesty, candor, fairness and discretion;
•	be knowledgeable in his or her chosen industry or field of endeavor, which field should have relevance to our businesses as would contribute to the Company’s success;
•	be knowledgeable, or willing and able to become so quickly, in the critical aspects of our businesses, as well as overall operations; and
•	be experienced and skillful in communicating with and serving as a competent overseer of, and trusted advisor and confidant to senior management, of a publicly held corporation or other corporation.

In addition, nominees for the Board of Directors should contribute to the mix of skills, core competencies and qualifications of the Board through expertise in one or more of the following areas:  accounting and finance; the financial industry; international business; mergers and acquisitions; leadership; business and management; strategic planning; government relations; investor relations; executive leadership development; and executive compensation.  The Personnel Committee does not have a formal diversity policy, although it considers diversity when it evaluates nominees for the Board of Directors in light of the qualifications summarized above, and endeavors to comprise the Board of Directors of members with a broad mix of professional and personal backgrounds. The Personnel Committee will consider nominees recommended by stockholders for election at the 2012 Annual Meeting of Stockholders that are submitted prior to December 17, 2011, to our Secretary at the Company’s offices, 100 Putnam Green, 3rd Floor, Greenwich, Connecticut 06830.  There are no differences in the manner in which the Personnel Committee evaluates nominee(s) for directors based on whether the nominee is recommended by a shareholder or otherwise.  Any recommendation must be in writing and must include a detailed description of the business experience and other qualifications of the recommended nominee as well as the signed consent of the nominee to serve if nominated and elected, so that the candidate may be properly considered.  All stockholder recommendations will be reviewed in the same manner as other potential candidates for Board membership.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of the forms filed with the SEC and written representations received by the Company pursuant to the requirements of Section 16(a) of the Securities Exchange Act, the Company believes that, during 2010, there were no transactions with respect to the Company’s equity securities which were not reported on a timely basis to the SEC, no late reports nor other failure to file a required form by any director, officer or 10% stockholder of the Company.

Certain Relationships and Related Party Transactions

Pursuant to the Company’s Code of Business Conduct and Ethics (“Code of Conduct”), all employees (including our Named Executive Officers) who have, or whose immediate family members have, any direct or indirect financial or other participation in any business that competes with, supplies goods or services to, or is a customer of the Company or its subsidiaries, are required to disclose to us and receive written approval prior to transacting such business. No such relationships have been reported. Our employees are expected to make reasoned and impartial decisions in the workplace. As a result, approval of a business relationship would be denied if it is believed that the employee’s interest in such a relationship could influence decisions relative to the Company’s business, or have the potential to adversely affect the Company’s business or the objective performance of the employee’s work. In addition, the Company’s Code of Conduct requires adherence to a number of other underlying principles which are important to the Company. These items include, but are not limited to, restrictions on disclosure of Company information, insider trading, and the protection and use of Company assets.

In connection with the Company’s annual review of Directors independence, as described under “Director Independence” above, the Company reviews whether or not there have been any transactions with “related persons” as such term is defined in Item 404(a) of Regulation S-K.  If a transaction was deemed to be a related party transaction, that transaction would be reviewed by the Company’s Board of Directors.

Corporate Governance

In addition to the various procedures followed by the Company’s Board of Directors as described herein, the Company maintains a separate Audit Committee and Personnel Committee.  The Company believes the functions of its Board of Directors and existing committees essentially perform the responsibilities of a nominating and a corporate governance committee and therefore, the Company does not maintain these additional separate committees.

Mr. Bianco, the Company’s President and Chief Executive Officer, additionally serves as the Chairman of the Company’s Board of Directors.  Given the Company’s history, operations and its continuing pursuit of recoveries in the Supervisory Goodwill legal and other proceedings, the Company and the Board of Directors believe it is appropriate and most effective for Mr. Bianco to serve in these dual capacities.  These considerations were based on Mr. Bianco’s combined business experience prior to joining the Company and his responsibilities with the Company over the last nineteen (19) years, including his position as President and Chief Executive Officer of Carteret Saving Bank during 1991 and 1992.  The Board of Directors also considered the size of the Company’s operations, cost considerations and the effectiveness of communication between the Company’s management and the Board of Directors.

Risk Oversight

The Board of Directors monitors overall risk and performs risk assessment on a proactive basis by maintaining frequent, informal communications with the Company’s senior management, in addition to the formal updates during Board of Directors and committee meetings.

The Board of Directors additionally monitors risk through direct interaction with the Company’s senior management and also to a lesser extent direct communication with the Company’s outside professionals for a specific expertise.  The Company hires highly qualified professionals to work on the Company’s outside proceedings.  The Company’s management works closely with these professionals, assisting in the management of the proceedings and interacting with the professionals on a regular basis.

In setting compensation, the Personnel Committee considers the risks to our stockholders and to the achievement of the Company’s goals that may be inherent in our compensation programs. The Personnel Committee concluded that the Company’s compensation programs are designed with the appropriate balance of risk and reward to align employees interests with those of the Company and our overall business, and do not incent employees to take unnecessary or excessive risks. Although a portion of executive compensation is performance based and “at-risk” we believe our executive compensation plans are appropriately structured and are not reasonably likely to result in a material adverse effect on the Company.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANT MATTERS

Report of the Accounting and Audit Committee

As set forth in more detail in the Accounting and Audit Committee (the “Audit Committee”) charter (which was attached as an exhibit to the Company’s 2010 Proxy Statement), the primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process, including the oversight of the following:

•	financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof;
•	the Company’s internal accounting and financial controls over financial reporting; and
•	the annual independent audit of the Company’s financial statements.

The Audit Committee reviewed the Company’s audited financial statements and met with both Company management and Marcum LLP, the Company’s independent registered public accounting firm, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee has received from and discussed with Marcum LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees.”  These items relate to that firm’s independence from the Company.  The Audit Committee also discussed with Marcum LLP any matters required to be discussed by PCAOB auditing standards.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Audit Committee:                                Jerry Y. Carnegie, Chairman
                           Salvatore Trani

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee appointed Marcum LLP (“Marcum”) as the Company’s principal accountants and independent registered public accounting firm, to audit the consolidated financial statements of the Company for the year ended December 31, 2010.  A representative of Marcum will be present at the meeting and will have the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

Previous independent registered public accounting firm

On April 19, 2010 UHY LLP (“UHY”), our independent registered public accounting firm, informed us that effective April 16, 2010, its New England practice was acquired by Marcum.  UHY also informed us that as a result of this transaction, it declined reappointment as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

UHY audited our financial statements for the fiscal years ended December 31, 2009 and 2008.  The audit reports of UHY on our financial statements for those years did not contain an adverse opinion, or a disclaimer of opinion, or qualification or modification as to any uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2009 and 2008, and subsequently to April 22, 2010, there were no disagreements with UHY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure that, if not resolved to UHY’s satisfaction, would have caused UHY to make reference to the subject matter of the disagreement in connection with its audit reports, nor were there any “reportable events” (as that term is described in Item 304(a)(1)(v) of Regulation S-K).

The Company requested that UHY furnish it with a letter, addressed to the Securities and Exchange Commission (“SEC”) stating whether it agreed with the above statements.  A copy of such letter, dated April 21, 2010, was filed as an exhibit to the Company’s Current Report on Form 8-K as filed with the SEC on April 22, 2010.

New independent registered public accounting firm.

The Company engaged Marcum LLP as its new independent registered public accounting firm as of April 21, 2010.  During the fiscal years ended December 31, 2009 and through April 20, 2010, the Company had not consulted with Marcum LLP regarding any of the matters in Item 304(a)(2)(i) or Item 304(a)(2)(ii) of Regulation S-K.  Our audit committee appointed Marcum as the successor independent registered public accounting firm on April 21, 2010 for fiscal year 2010.  Prior to such appointment, the Company had not consulted with Marcum with respect to:  (1) the application of accounting principles to a specified transaction, either completed or proposed; (2) the type of audit opinion that might be rendered on our financial statements; or (3) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Audit Fees

Aggregate fees billed by Marcum for professional services rendered for the audit of our annual consolidated financial statements included in the Annual Report on Form 10-K and the review of interim consolidated financial statements included in Quarterly Reports on Form 10-Q and the review and audit of the application of new accounting pronouncements and SEC releases were $43,000 for the year ended December 31, 2010, and for UHY were $45,000 for the year ended December 31, 2009 and $43,000 for the year ended December 31, 2008.

Audit Related Fees

No audit related fees were paid to either Marcum or UHY for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and that are not disclosed under “Audit Fees” for the years ended December 31, 2010 and 2009.

Tax Fees and All Other Fees

No other fees relating to tax advisory or other services were paid to Marcum or UHY for professional services rendered to the Company for the years ended December 31, 2010 and 2009.

Audit Committee Pre-Approval Policy

Pursuant to its charter, the Audit Committee is responsible for selection, approving compensation and overseeing the independence, qualifications and performance of the Company’s independent accountants.  The Audit Committee has adopted a pre-approval policy pursuant to which certain permissible audit and non-audit services may be provided by the independent accountants.  Pre-approval is generally provided for up to one year, is detailed as to the particular service or category of services and may be subject to a specific budget.  The Audit Committee may also pre-approve particular services on a case-by-case basis.  In assessing requests for services by the Company’s independent accountants, the Audit Committee considers whether such services are consistent with the auditor’s independence; whether the Company’s independent accountants are likely to provide the most effective and efficient service based upon their familiarity with the Company; and whether the service could enhance our ability to manage or control risk or improve audit quality.

There was no non audit-related tax or other services provided by Marcum or UHY in fiscal years 2010 and 2009.

COMPENSATION DISCUSSION & ANALYSIS

The following Compensation Discussion and Analysis (“CDA”) describes the material elements of compensation for the Company’s officers identified in the Summary Compensation Table (“Named Executive Officers”).  As more fully described above herein, the Personnel Committee consists of two independent directors of the Company.

The Personnel Committee is responsible for establishing the Company’s compensation programs including benefit plans, retirement plans and the Company’s stock option program, including approving the granting of stock option awards to the Company’s officer and employees.  The Personnel Committee annually reviews and approves all compensation decisions relating to the Company’s officers, including Named Executive Officers.

The day-to-day design and administration of health, welfare and paid time-off plans and policies applicable to salaried employees in general are handled by the Company’s management.  The Personnel Committee is responsible for certain plan design changes outside the day-to-day requirements necessary to maintain these plans and policies.

The Personnel Committee has the ability to, and may from time to time, utilize the services of independent compensation consultants or other outside advisors in reviewing the Company’s compensation programs, as they deem necessary.

Objectives of the Compensation Program

The Personnel Committee’s overall objective in administering the Company’s compensation programs is to attract, motivate and retain qualified personnel, reward corporate performance and recognize individual contributions on both a short-term and long-term basis.  The Personnel Committee seeks to align the interests of these executives with those of the Company’s stockholders by encouraging stock ownership by executive officers to promote a proprietary interest in the Company’s success, and to provide incentives to achieve the Company’s goals.  In furtherance of these objectives, the Company’s executive compensation policies are designed to focus the executive officers on the Company’s goals.  The Personnel Committee determines salary, bonuses and equity incentives based upon the performance of the individual executive officer and the Company.  Management compensation is intended to be set at levels that the Personnel Committee believes fully reflects the challenges confronted by management.

The Company strives to provide a combined, overall competitive salary and benefits package, including annual cash bonus incentives, to retain qualified personnel who are familiar with the Company’s operations and critical to the long-term success of the Company.  The Company rewards personnel for contributions to a variety of matters, including the pursuit of claims, recovery of claims, compromising of actual and contingent liabilities, and attention to the maintenance of a controlled level of expenditures.  Cash bonus incentives are utilized to reward above average corporate performance and recognize individual initiative and achievement which provide immediate and/or long-term value to the Company.  Due to the nature of the Company’s operations, focusing on the recovery of assets, with an emphasis on the recovery of the Company’s investment in Carteret Savings Bank (“Carteret”) through the Supervisory Goodwill litigation and other proceedings, the Personnel Committee intends to continue its strategy of compensation through programs that provide an incentive for performance and for contributions to the Company’s efforts to realize recoveries, achieve asset appreciation, eliminate liabilities and control costs.

Elements of Compensation

The Company’s total compensation program for its officers consists of competitive market salaries, annual cash bonus awards, other benefits such as health and other insurance programs, a retirement plan in the form of a 401(k) Savings Plan, which is a qualified plan within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”) and may include stock option awards.

Due to cost considerations, administrative requirements and as part of an overall compensation philosophy, the Company seeks to maintain a minimal level of benefit programs and other perquisites.

Section 162(m) of the Code, as amended, imposes a limitation on the deduction for certain executive officers’ compensation unless certain requirements are met. In that regard, the Company maintains a Senior Management Incentive Compensation Plan (the “1994 Plan”), which provides for an annual bonus pool based on a percentage of an increase in the Company’s total stockholders equity and/or an increase in the Company’s market value. Payments pursuant to the 1994 Plan are intended to qualify as performance based compensation, which is deductible under Section 162(m).  The 1994 Plan is not the exclusive plan under which the Executive Officers may receive cash or other incentive compensation or bonuses. No bonuses were paid attributable to the 1994 Plan for 2010, 2009 and 2008.

The Company has paid in the past, and reserves the right to pay in the future, compensation that is not deductible if it believes it is in the best interests of the Company.  The Personnel Committee considered the provisions of Section 162(m) in setting compensation paid in 2010.

Base Annual Salary

Base annual salaries for Named Executive Officers (as defined below) are determined initially by evaluating the responsibilities of the position, the experience of the individual and the competition in the marketplace for management talent, and also may include comparison with companies confronting problems of the magnitude and complexity faced by the Company.

Base annual salaries are intended to be competitive with the overall market place, commensurate with the qualifications and experience of the Named Executive Officer.  The Company’s compensation structure is intended to provide the necessary incentive to retain and motivate qualified personnel.  Individuals are encouraged to add value and provide benefit in all aspects of the Company’s operations currently and in the future.

Base annual salaries and salary adjustments are evaluated on a number of factors.  The most important factor is the executive’s performance and contribution to the Company, followed by the performance of the Company, any increased responsibilities assumed by the executive and the competition in the marketplace for similarly experienced executives.

The salaries of the Named Executive Officers are reviewed on an annual basis, typically at the end of each year and may also be adjusted from time to time based on changes in responsibilities, changes in benefit programs or as a result of other external and economic factors.

Annual Bonus Awards

The Personnel Committee approved cash bonuses for officers and employees for 2010.  Factors considered included the performance of the individual, performance of the Company, total compensation level, the Company’s financial position and other pertinent factors.  This analysis was necessarily a subjective process which utilized no specific weighting or formula with respect to the described factors in determining cash bonuses.

Mr. Bianco was paid a bonus of $110,000 for 2010, a reduction from $120,000 in 2009, and from $130,000 for 2008.  Mr. Ferrara was paid a bonus of $32,500 for 2010 and 2009, and $30,000 for 2008.  Mr. J. Bianco was paid a bonus of $15,000 for 2010 and 2009, and $10,000 for 2008.  Based on various considerations, including the current economic environment, the status of the Company’s proceedings and operations, the Personnel Committee determined that the 2010 bonus awards, as compared with the 2009 and 2008 bonus amounts, were appropriate.

For 2010, the Personnel Committee considered the Named Executive Officers’ continuing, integral roles in the Company’s Supervisory Goodwill case (except for Mr. Bianco), and other pending proceedings (excluding the Supervisory Goodwill litigation) which are significant to the Company. Consideration was given to management’s continuing role in the pursuit of realizing further recoveries on behalf of the Company, including the pursuit of federal income tax refunds for several prior tax years.  The Personnel Committee also recognized management’s continuing years of service with the Company and management’s role in the maintenance of a controlled level of expenditures and continued cost reductions.  Mr. Bianco was additionally recognized for his management of the Company’s other proceedings and his role in pursuing several potential acquisitions.

2007 Employment Agreement with the Company’s President and Chief Executive Officer

An employment agreement, as amended, is in effect between Mr. Bianco and the Company, which provides for him to serve as Chairman, President and Chief Executive Officer of the Company through May 31, 2012.  The employment agreement also provides for additional benefits, including his participation in various employment benefit plans and annual bonus eligibility for work performed on non-Supervisory Goodwill activities.

A major objective and focus for the Company continues to be the recovery of the value of the Company’s investment in Carteret Savings Bank (“Carteret”), through successful litigation efforts (the “CSB Recovery Litigation”).  Due to a number of reasons, including those summarized below, the Personnel Committee and the Board of Directors of the Company believed Mr. Bianco’s continued employment beyond his previous contract end date of May 31, 2007 was essential to the Company’s pursuit of the CSB Recovery Litigation. In particular, Mr. Bianco has been instrumental in managing the Company’s overall litigation effort and in developing and executing litigation strategies being pursued.  In addition, as the former President and Chief Executive Officer of Carteret from May 1991 to December 1992, and one of the individuals who led the recapitalization efforts during that time frame, Mr. Bianco has intimate knowledge of Carteret, its operations and financial position which will provide a basis for the CSB Recovery Litigation.

As part of Mr. Bianco’s 2007 Employment Agreement, the Board of Directors determined that it wished to eliminate the previous employment agreement language which provided for a minimum annual bonus equal to annual base salary, but wanted to continue annual bonus eligibility at the discretion of the Personnel Committee.  In addition, the Personnel Committee believed it was important to replace future Supplemental Retirement Plan (the “Supplemental Plan”) accruals and the portion of annual cash bonuses paid on progress in the CSB Recovery Litigation effort with an incentive arrangement, contingent solely upon the eventual success of the CSB Recovery Litigation.

The Board of Directors and Personnel Committee considered the impact of continuing Mr. Bianco’s previous contract to May 31, 2012, the potential increase to the Company’s Supplemental Plan liability and Mr. Bianco’s integral involvement in the CSB Recovery Litigation effort.  The Board of Directors and Personnel Committee also considered the obstacles the Company faces in its efforts and the probable extended length of time to obtain a recovery and; therefore, believe, given the demands of the task, it was appropriate to provide an incentive arrangement to Mr. Bianco.

The Personnel Committee had reviewed the Supplemental Plan and the Company’s related liability, including the desirability of continuing to maintain and administer the Supplemental Plan, the untying of Mr. Bianco’s future employment with the Company from the timing of his Supplemental Plan benefit payment(s), the Company’s overall financial position, and the desirability of continued accruals under the Supplemental Plan after Mr. Bianco’s prior employment contract expiration on May 31, 2007.  In connection with this review, the Personnel Committee considered various options, including whether or not to terminate and/or curtail the Supplemental Plan.

Mr. Bianco was the only current employee of the Company who participated in the Supplemental Plan and his Supplemental Plan benefit was fully vested. For purposes of computing his accrued benefit under the Supplemental Plan, Mr. Bianco had 16.08 years of credited service upon the expiration of his previous employment contract on May 31, 2007.  His accrual percentage under the Supplemental Plan was 4%, in effect from the time of his initial employment with the Company, and in accordance with the Supplemental Plan (prior to the amendment described below), he had the entitlement to receive his Supplemental Plan benefit in either a lump-sum or an annuity upon termination of his employment with the Company.

As a result of the above considerations, during 2006, the Company entered into a new employment agreement with Mr. Bianco to extend his employment with the Company for an additional five (5) years beyond May 31, 2007, until May 31, 2012 (the “2007 Employment Agreement”). As part of the 2007 Employment Agreement terms:  (i) Mr. Bianco’s annual rate of base salary will not increase from his current rate of base salary (i.e. $625,000) during the first three years of the 2007 Employment Agreement (the amount of Mr. Bianco’s base salary for the fourth and fifth years of the 2007 Employment Agreement term to be determined by the Personnel Committee, in its sole discretion; (ii) Mr. Bianco’s service accruals under the Supplemental Plan ceased as of May 31, 2007; (iii) Mr. Bianco’s Final Average Earnings (as defined in the Supplemental Plan) for Supplemental Plan benefit calculation purposes, was capped as of December 31, 2004; and (iv) Mr. Bianco’s annual bonus opportunity will no longer be linked to recovery efforts in connection with the Company’s Supervisory Goodwill litigation. Instead, on May 31, 2007, Mr. Bianco received a lump-sum payment of his Supplemental Plan benefit of $16,676,115, which amount was calculated on the basis of a 5.75% discount rate, a “RP-2000” projected to 2004 mortality table, and 16.08 years of credited service, and the Company and Mr. Bianco agreed to a long term incentive bonus formula, at varying percentages ranging from 5% to 10%, or more, based upon recoveries received by the Company for its investment in Carteret, through litigation or otherwise (including the Company’s Supervisory Goodwill litigation). In accordance with the Supplemental Plan amendment, the Supplemental Plan automatically terminated immediately following the payment to Mr. Bianco of his Supplemental Plan lump-sum benefit as of May 31, 2007.

The Board of Directors and Personnel Committee utilized the services of an independent outside compensation consultant, Pearl Meyer & Partners, other outside advisors and independent legal counsel in connection with the 2007 Employment Agreement and the amendment to the Supplemental Plan.

With the advice and consultation of outside advisors and given the challenges faced by the Company in its efforts to obtain a CSB Litigation Recovery, including the projected timeframe to achieve such a recovery, the Personnel Committee believed the 2007 Employment Agreement with Mr. Bianco, and the lump-sum Supplemental Plan benefit payment and its termination, provided the necessary and appropriate incentives for the best interests of the Company and its shareholders. See Employment Contracts, below for a further discussion of Mr. Bianco’s employment agreements.

Retirement/Pension Benefits

401(k) Savings Plan

The only retirement type plan maintained by the Company is the Company’s 401(k) Savings Plan (the “Savings Plan”).  Pursuant to the terms of the Savings Plan, employees can make contributions which are 33% matched by the Company.  In response to the economic downturn and in an effort to control expenses as noted above, the Company’s matching contribution was reduced to 33% beginning July 2010, a reduction from 75% employer matching contribution in 2009 and a reduction from the 100% matching contribution in 2008.  The employee and the employer matching contribution are subject to the maximum limitations as set forth in the Internal Revenue Code of 1986, as amended.

During 2010, the Company’s matching contributions to the Named Executive Officers aggregated approximately $37,000 a decrease from $40,000 in 2009 and $57,000 in 2008.

Stock Options

The Company maintains the 1993 Stock Incentive Plan, which authorizes the grant of stock options. Although the Personnel Committee has not granted any stock options since 2005 it believes it is appropriate to maintain the availability of the 1993 Stock Incentive Plan for possible future use, if deemed appropriate. In 2008, the Board of Directors of the Company and the Company’s stockholders approved an amendment, the 1993 Stock Incentive Plan, to extend the termination date thereof for an additional ten (10) years to May 2018, with other appropriate amendments to keep the 1993 Stock Incentive Plan up to date with current regulations.

If awarded, stock option grants are generally awarded as incentive stock options intended to qualify for favorable tax treatment under Federal tax law. The exercise price of stock option grants is set at the fair market value of the Company’s common stock on the date of grant. Accordingly, stock option grants would only have value if the market price of the common stock increases after the date of grant. Stock option grants generally have a 10 year term and vest in equal installments over a 2 year period. In determining the size of stock option grants to officers, the Personnel Committee considers the individual’s contributions to the Company, Company performance and previously issued stock options grants.

Stock option awards are granted to encourage stock ownership by the Named Executive Officers, to provide further incentive to the achievement of the Company’s goals and to align the interests of the Named Executive Officers with those of the Company’s stockholders.

Practices Regarding the Grant of Stock Options Awards

If granted, the Personnel Committee makes grants of stock options or other equity based awards to the Named Executive Officers or employees of the Company generally at the beginning of each year. The Company does not have any program, plan or practice to time grants of stock options or other equity based awards in coordination with the release of material non-public information or otherwise.

All stock option awards made to the Company’s Named Executive Officers, or any of our other employees, are made pursuant to the Company’s 1993 Stock Incentive Plan with an exercise price equal to the fair market value of the Company’s common stock on the date of grant. Fair market value is determined based upon the closing market price of a share of the Company’s common stock on the date of grant. The Company does not have any program, plan or practice of awarding options and setting the exercise price based upon a stock price other than on the fair market value on the date of grant. The Company does not have a practice of determining the exercise price of options grants by using the lowest prices of the Company’s common stock in a period preceding, surrounding or following the date of grant.

Other Benefits

The Company provides only a limited number of additional benefits and perquisites. Such additional items, to the extent provided, are included as Other Compensation in the Summary Compensation table presented herein. The benefits and other perquisites are reasonably consistent with general competitive market practices.

Items provided by the Company include, depending on the Named Executive Officer, Company paid term life insurance at up to two times the individual’s base annual salary, Company paid long-term disability insurance with a monthly benefit up to 60% of the individual’s base monthly salary, supplemental medical and dental coverage for costs not covered under the base health insurance plans, and depending on the Named Executive Officer, reimbursement for income tax services and Company provided transportation. Health and welfare plans are provided through outside insurance carriers. Benefits generally available to all full-time employees of the Company are not included herein.

The Company does not provide any other type of deferred compensation programs nor does it provide or have outstanding loans with the Named Executive Officers or any other employee of the Company.

Personnel Committee Report

The Personnel Committee believes that its compensation programs, mixing equity and cash incentives, will continue to focus the efforts of the Company’s executive officers on long-term growth for the benefit of the Company and its stockholders. The Personnel Committee has found all the components of Company’s officers’ compensation to be fair, reasonable and appropriate.

The Personnel Committee has reviewed and discussed the Company’s Compensation Discussion and Analysis (“CDA”) (included herein above), with the Company’s management and based on the review and discussions, the Personnel Committee recommended to the Board of Directors that the CDA be included in the Company’s 2011 Proxy Statement.

Personnel Committee:                                           Salvatore Trani, Chairman
                             Jerry Y. Carnegie, Member

EXECUTIVE COMPENSATION

The following table sets forth the information regarding compensation earned by the Chief Executive Officer and each other executive officer of the Company and its subsidiaries (the “Named Executive Officers”) with respect to services rendered to the Company in the fiscal years ended December 31, 2010, December 31, 2009 and December 31, 2008:

Summary Compensation Table (a)

Name and Principal Position	Year	($) Salary	($) (b) Bonus	($) (c) Non-Equity Incentive Plan Compensation	($) (d) (e) All Other Compensation	($) Total
Richard A. Bianco, Chairman	2010	$562,500	$110,000	-	$91,021	$763,521
President and Chief Executive	2009	$625,000	$120,000	-	$94,187	$839,187
Officer	2008	$625,000	$130,000	-	$96,896	$851,896

John P. Ferrara, Vice President	2010	$141,750	$32,500	-	$38,360	$212,610
Chief Financial Officer &	2009	$157,500	$32,500	-	$41,654	$231,654
Controller	2008	$157,500	$30,000	-	$47,582	$235,082

Joseph R. Bianco	2010	$119,250	$15,000	-	$19,888	$154,138
Treasurer	2009	$132,500	$15,000	-	$24,026	$171,526
	2008	$132,500	$10,000	-	$35,015	$177,515

(a)
The columns relating to “Stock Awards,” “Stock Option Awards”, and “Non-qualified Deferred Compensation Earnings” have been omitted because no compensation required to be reported in these columns were awarded to, earned by, or paid to any of the Named Executive Officers with respect to 2010, 2009 or 2008.

(b)	Represent amounts for the year indicated and paid in the following year, consistent with the Company’s past practice.
(c)
See the discussion in Employment Contracts below, for information relating to the 2007 Employment Agreement between Mr. Bianco and the Company and the amounts which could be payable to Mr. Bianco in the future in connection with a recovery received by the Company for its investment in Carteret Savings Bank, F.A.

(d)	All Other Compensation for fiscal year 2010, in the table above consists of the following:

	Mr. Bianco	Mr. Ferrara	Mr. J. Bianco

Company contributions to 401(k) savings plan	$16,500	$12,375	$8,435
Supplemental life insurance premiums	11,728	1,164	1,662
Long-term disability insurance premiums	12,550	1,152	2,082
Supplemental medical and dental insurance	15,188	22,210	5,359
Reimbursement of income tax costs for participation in life insurance plans	7,264	746	1,060
Reimbursement of income tax costs for participation in long-term disability plans	7,773	713	1,290
Company provided automobile (e)	2,068	-	-
Reimbursement for tax services	8,950	-	-
Director’s fees	9,000	-	-
Total	$91,021	$38,360	$19,888

(e)Amounts for personal use of a Company provided automobile for Mr. Bianco, included in table above for other compensation, includes mileage, fuel, maintenance, insurance and other miscellaneous fees.

Grants of Plan Based Awards During 2010

No stock options, SARs, or any other type of stock award grants were granted to the Named Executive Officers during the year ended December 31, 2010, December 31, 2009 and December 31, 2008.

EMPLOYMENT CONTRACTS

An employment agreement, as amended, is in effect between Mr. Bianco and the Company, effective June 1, 2007, (the “2007 Employment Agreement”).  The terms of the 2007 Employment Agreement provide for Mr. Bianco to serve as Chairman, President and Chief Executive Officer of the Company from June 1, 2007 through May 31, 2012 (the “Employment Period”).  Under the terms of the 2007 Employment Agreement, Mr. Bianco received an annual base salary of $625,000 for the first three (3) years and was then eligible for discretionary increases to the amount of his base salary in the fourth and fifth years. The 2007 Employment Agreement provides for discretionary annual bonuses (which may not take into consideration his efforts to obtain a recovery for the Company of its investment in Carteret Savings Bank, FA), employee benefit plans participation, and certain long-term disability benefits; however, there are no Supplemental Plan benefit accruals. The 2007 Employment Agreement provides a long-term incentive arrangement for Mr. Bianco (the “Long-Term Incentive Award”), whereby, should the Company receive a recovery of its investment in Carteret Savings Bank, FA, through litigation or otherwise (including the Company’s Supervisory Goodwill litigation) (the “Recovery Amount”), Mr. Bianco will receive, with certain exceptions, a lump-sum payment equal to a percentage of that recovery, as follows:

Long-Term Incentive Award = 5% of the first $50,000,000 of Recovery Amount;

Plus

8% of Recovery Amount in excess of $50,000,000 but not greater than $150,000,000;

Plus

10% of Recovery Amount in excess of $150,000,000 but not greater than $250,000,000;

Plus

Discretionary amount (not less than 10%), to be determined by the Board, of Recovery Amount in excess of $250,000,000.

Under the terms of the 2007 Employment Agreement, if no recovery has been obtained by the Company by the expiration of the five-year term of the 2007 Employment Agreement, the Company and Mr. Bianco will enter into a consulting arrangement pursuant to which, following his employment with the Company, he will continue to provide services to the Company as an independent contractor, solely for the purpose of assisting the Company in obtaining such a recovery.

The Long-Term Incentive Award to Mr. Bianco is to be paid in the future (i.e., whether during or after the Employment Period and/or the Consulting Period) except if Mr. Bianco willfully refuses to cooperate in a reasonable fashion with the Company and/or the Board in connection with the Company’s efforts to obtain a Recovery Amount, in which case he would forfeit his entitlement to receive a Long-Term Incentive Award.

During the Employment Period, if Mr. Bianco voluntarily resigns or has his employment with the Company terminated by the Company for cause (as set forth in the 2007 Employment Agreement), Mr. Bianco will forfeit his entitlement to receive the Long-Term Incentive Award. If Mr. Bianco becomes disabled (as set forth in the 2007 Employment Agreement) or dies, Mr. Bianco or his estate, as applicable, would be entitled to receive the Long-Term Incentive Award upon the Company’s receipt of the Recovery Amount, regardless of when the Recovery Amount is received by the Company. If the Company terminates Mr. Bianco’s employment with the Company without cause, Mr. Bianco or his estate, as applicable would be entitled to receive the Long-Term Incentive Award upon the Company’s receipt of the Recovery Amount, regardless of when the Recovery Amount is received by the Company.

Mr. Bianco’s employment under the 2007 Employment Agreement automatically terminates if Mr. Bianco dies during the term of the Employment Period and can be terminated by the Company at its option for cause (as set forth in the 2007 Employment Agreement) or Mr. Bianco’s inability to engage in any substantial gainful activity (as set forth in the 2007 Employment Agreement).

In the event the Company terminates Mr. Bianco’s employment for any reason other than those permitted pursuant to the 2007 Employment Agreement, Mr. Bianco would be entitled to receive a lump-sum amount equal to the salary payments provided for in the 2007 Employment Agreement for the remaining term thereof, following the passage of a six (6) month period from the date of his termination.  As of December 31, 2010, the aggregate lump-sum amount of such salary payments, pursuant to the 2007 Employment Agreement, would be approximately $708,000.

Outstanding Equity Awards at December 31, 2010 (a) (b)

The Company does not have any outstanding SARs or any other type of stock award grants outstanding. The following table sets forth information concerning the fiscal year-end value of unexercised options held by the Named Executive Officers on December 31, 2010.

	Option Awards (a)
	Number of Securities Underlying Unexercised Options/SARs at December 31, 2010 # # Exercisable Unexercisable		$ Option Exercise Price	Option Expiration Date
Richard A. Bianco	136,000	-	1.09	1/02/2012
	200,000	-	0.64	1/06/2014
	200,000	-	0.81	1/03/2015

John P. Ferrara	10,000	-	0.60	1/02/2011
	100,000	-	1.09	1/02/2012
	20,000	-	0.64	1/06/2014
	20,000	-	0.81	1/03/2015

Joseph R. Bianco	10,000	-	0.60	1/02/2011
	100,000	-	1.09	1/02/2012
	20,000	-	0.64	1/06/2014
	20,000	-	0.81	1/03/2015

(a)
The Option Awards column relating to “Equity Incentive Plan Awards; Number of Securities Underlying, Unexercised Unearned Options” has been omitted because the Named Executive Officers do not have any unearned unexercised options under an equity incentive plan.

(b)
The Stock Awards columns relating to “Number of Shares or Units of Stock that Have Not Vested”, “Market Value of Shares or Units of Stock that Have Not Vested”, “Equity Incentive Plan Awards of Unearned Shares”, “Units or Other Rights that Have Not Vested”, and “Equity Incentive Plan Awards:  Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested” have been omitted because the Named Executive Officers do not have any unvested Stock Awards under any stock award plan.

No awards under the long-term incentive plan were made to the Named Executive Officers in 2010, and there were no stock options previously awarded to any of the Named Executive Officers that were repriced during 2010.

Option Exercises and Stock Vested Table During Fiscal 2010

None of the Named Executive Officers exercised stock options during 2010.  The Company does not have any SARs or other stock award grants outstanding.

Pension Benefits

Other than the Company’s 401(k) Savings Plan, the Company maintains no other retirement or deferred compensation type plans.

Nonqualified Deferred Compensation

The Company does not maintain any other type of nonqualified deferred compensation plan.

Potential Payments Upon Termination or Change in Control

Other than Mr. Bianco, there are no employment agreements or employment contracts with any other officer or employee of the Company. See Employment Contracts above, for information concerning potential payments due to Mr. Bianco upon termination, pursuant to the employment agreement between Mr. Bianco and the Company.

The Company does not have any severance or termination payment plans in effect.

Generally, subject to the terms of the individual stock options agreements, in the event the employment of an employee is terminated (other than by reason of retirement or death) without cause, as defined, the employee may exercise the vested and previously unexercised portion of their option agreement, as of such date, at any time within (i) one year after the termination of the employee’s employment due to their “total and permanent disability”, as defined, or (ii) three months after the termination of the employee’s employment for any other reason, but, in either case, in no event after the expiration of the option terms.

In the event that the employment of an employee terminates by reason of retirement, option agreements generally shall be exercisable for a period of three years after such retirement date. If an option is exercised after cessation of employment for any reason, including retirement, it may only be exercised to the extent of shares previously vested, as of such date, provided, however, that the option may not be exercised after the expiration of the option term.

Additionally, stock options may, in the sole discretion of the Personnel Committee, become exercisable at any time prior to the expiration date of the option award for the full number of awarded shares or any part thereof, (less any options previously exercised under the option agreement) (i) after the employee ceases to be an employee of the Company as a result of the sale or other disposition by the Company of assets or property (including shares of any subsidiary), or (ii) in the case of a change in control of the Company. As of December 31, 2010, the intrinsic value of all outstanding options to the Named Executive Officers was $0.

COMPENSATION OF DIRECTORS

Each director of the Company, including Mr. Bianco, who is the Company’s Chairman, President and Chief Executive Officer, are paid an annual fee of $9,000. In addition, each Chairperson and/or Co-Chairperson of a Board committee is paid an additional fee of $1,000 per year, and after four (4) Board and/or committee meetings, each director is to be paid a $500 per meeting attendance fee. Pursuant to the Company’s By-Laws, directors may be compensated for additional services for the Board of Directors or for any committee at the request of the Chairman of the Board or the Chairman of any committee.

Directors Compensation Table - 2010

Details of amounts paid to the Company’s directors in their capacities as directors and/or board committee members for the year ending December 31, 2010 is as follows:

Name and Position	Fees Earned or Paid in Cash	Totals (a) (b)
Jerry Y. Carnegie
Board Member
Chairman Audit Committee
Member Personnel Committee	$10,000	$10,000

Salvatore Trani
Board Member
Chairman Personnel Committee
Member Audit Committee	$10,000	$10,000

(a)      Amounts in the table above exclude amounts received by Mr. Bianco in his capacity as the Chairman of the of the Board of Directors of the Company, which are reflected in “All Other Compensation” in the Summary Compensation table above.

(b)      No other additional fees or any other type of compensation, including equity, non-equity and/or deferred compensation payments or awards were paid or granted to any of the Company’s outside directors in 2010.

Personnel Committee Interlocks and Insider Participation

The members of the Personnel Committee during 2010 were Salvatore Trani, Chairperson, and Jerry Y. Carnegie. No executive officer serves, or in the past has served, as a member of the Board of Directors or Personnel Committee of any entity that has any of its executive officers serving as a member of the Company’s Board of Directors or Personnel Committee.

STOCK OWNERSHIP

Stock Ownership of Certain Beneficial Owners

The following information is set forth with respect to persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock, the Company’s only class of voting securities, as of February 26, 2011, except as set forth below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Common Stock Owned

BARC Investments, LLC	16,000,000	(a)	37.14%
c/o Barry Strauss & Associates	(direct)
307 Fifth Avenue
New York, NY 10016

(a)
Ownership amount reported is based on a Schedule 13D Filed by BARC Investments, LLC on March 26, 2009 and assumes that in the absence of any subsequent amendments to such Schedule 13D that the amounts reported therein have not changed.  Ms. Bianco, Ms. Bianco, and Mr. Bianco, Jr., are managing members of BARC Investments, LLC, and share voting and dispositive power with respect to shares held by BARC Investments, LLC.

Stock Ownership of Directors and Executive Officers

According to information furnished by each nominee, continuing director and executive officer included in the Summary Compensation Table, the number of shares of the Company’s Common Stock beneficially owned by them as of  February 28, 2011, was as follows:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (a) (c)		Percentage of Common Stock Owned

Richard A. Bianco	911,547	(b)	2.09%
Joseph R. Bianco	140,000	(b)	*
Jerry Y. Carnegie	-		*
John P. Ferrara	241,029	(b)	*
Salvatore Trani	35,000		*
All Directors and Officers as a group (5 persons)	1,327,576	(b)	3.07%

*   Represents less than 1% of Common Stock outstanding

(a)	All of the named individuals have sole voting and investment power with respect to such shares.

(b)
Includes 536,000 shares for Mr. R. Bianco, 140,000 shares for Mr. J. Bianco and 140,000 shares for Mr. Ferrara that could be purchased by the exercise of stock options as of February 28, 2011, or within 60 days thereafter, under the Company’s stock option plans.

(c)       There are no pledges of Company shares by any of the Company’s officers, employees or directors.

PROPOSAL NO. 2 - APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Based on the direction of the Audit Committee, the Board of Directors is proposing that the stockholders approve the appointment of Marcum LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2011. The Company has been advised by Marcum LLP that neither that firm nor any of its partners had any direct financial interest or any material indirect financial interest in the Company, or any of its subsidiaries, except as independent certified public accountants.  A representative of Marcum LLP is expected to be present at the Annual Meeting with the opportunity to make a statement, if he or she desires to do so, and to respond to appropriate questions from the stockholders.

The Board of Directors recommends a vote FOR approval of the appointment of Marcum LLP.

PROPOSAL NO. 3 – NON-BINDING ADVISORY VOTE ON COMPENSATION FOR THE COMPANY’S NAMED EXECUTIVE OFFICERS

The recently enacted Dodd-Frank Act and SEC rules of Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), require public companies give their stockholders the opportunity to vote, on a non-binding advisory basis, on the compensation of their Named Executive Officers.  Accordingly, stockholders of the Company are being given the opportunity to vote on a proposal, commonly known as “say-on-pay”, to express their views on the Company’s compensation program for the Company’s Named Executive Officers as reflected in this proxy statement in accordance with SEC rules.

These new “say-on-pay” proposals place additional reporting requirements on the Company. Although the new rules provide that “small business reporting” companies similar in size to AmBase do not have to comply with these new disclosures until calendar year 2013, AmBase, due to its current filing status with the SEC, is required to comply with these regulations in the current year. In prior years the Company did not make an election with the SEC to be a “small business filer” because it was not cost effective. Therefore, although the recently enacted Dodd-Frank Act is costly in both management time and professional fees, the Company has complied with the disclosures as currently required.

This advisory vote is not binding on the Company, the Board of Directors, or the Personnel Committee.  The advisory vote is not intended to address any specific item of compensation or the compensation received by any one person, but rather the overall compensation of the Company’s Named Executive Officers and the related compensation practices as described in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this Proxy Statement.

The Personnel committee is comprised solely of independent directors committed to applying sound governance practices to compensation decisions. As described in the Compensation Discussion and Analysis, the Company’s executive compensation programs are designed to motivate and retain key executives who are crucial to the long term success of the Company.  The Personnel Committee continually reviews the compensation programs for the Named Executive Officers to ensure they align the executive compensation structure with stockholder’s interests.  We believe the Company’s pay practices are based on sound principles, which support the goal of achieving long term success for the Company and are important in motivating our Named Executive Officers in advancing those goals. The Company recognizes a value added approach and seeks to align its’ compensation policies with the achievement of long term success for the Company.

The Company considers and bases compensation on a variety of factors, including the following:
Long-term success of the Company;
Building of long-term shareholder value;
Competitive pay and benefit programs;
Motivation and retention of long-term employees who have a valued corporate history;
Short – term value added performance.

AmBase is a unique company with a primary focus being the recovery of the Company’s largest asset, Carteret Savings Bank (“Carteret”), due to the breach of the supervisory goodwill contracts with the bank. This twenty (20) year old legal proceeding is currently pending in the Court of Federal Claims in Washington DC. The successful resolution of this and other complex matters has the potential of yielding significant shareholder value. In order to realize this value, the Company must navigate through a series of complex problems including, (i) the realization of favorable outcomes in these multi year legal proceedings; (ii) resolution of the Carteret receivership controlled by the Federal Deposit Insurance Corporation (“FDIC”) receiver since 1992; and (iii) the finalization of the tax related implications.

AmBase is also involved in several outstanding tax issues from 1988 to the present in the Federal District Court in Connecticut. These tax issues have unique complexities due to Carteret’s status as an institution in receivership since 1992.

As in the past and especially over the last several years, the Company has addressed all expenses, including compensation costs and has been successful in reducing costs as disclosed in this Proxy Statement and past Company financial filings.

We suggest stockholders carefully consider and compare the information as discussed in the “Compensation Discussion and Analysis”, the 2010 Summary Compensation Table and related tables and disclosures in this Proxy Statement and other prior year Company public filings.  These disclosures provide information on the Company’s compensation policies and practices including the factors the Personnel Committee considers when establishing compensation for the Company’s Named Executive Officers.

In accordance with recently adopted rules under the Securities Exchange Act of 1934 as amended (the “Exchange Act”), we are asking stockholders to approve the following advisory resolution:

RESOLVED, that on a non-binding advisory basis, the Company’s stockholders hereby approve the compensation of the Company’s Named Executive Officers, as disclosed in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders.

The Board of Directors recommends a vote FOR this resolution because it believes that the policies and practices described in this Proxy Statement and the Compensation Discussion and Analysis are effective in achieving the Company’s goals, aligning the Named Executive Officers long term interest with those of the stockholders, and motivating executives to remain with the Company to achieve results and build stockholder value.

The “say-or-pay” vote is advisory and therefore, is not binding on the Company, the Board of Directors, or the Personnel Committee.  The Board of Directors and Personnel Committee values will review and consider the outcome of the stockholder vote when considering future compensation, as they deem appropriate.  To the extent the resolution is not approved, the Board of Directors and the Personnel Committee will evaluate whether any actions are necessary to address those concerns.

PROPOSAL NO. 4 – ADVISORY VOTE ON THE FREQUENCY OF HOLDING FUTURE NON-BINDING ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Dodd-Frank Act and SEC rules also require that the Company give stockholders the opportunity to vote for their preference as to how frequently the Company should hold future advisory votes on the compensation of the Company’s Named Executive Officers, as disclosed pursuant to the SEC’s compensation disclosure rules.

In considering your vote, you may wish to review the information presented in connection with Proposal No. 3 above, and the information on the Company’s compensation policies regarding the Named Executive Officers as presented in Compensation Discussion and Analysis and the related compensation tables.

By voting on this Proposal 4, stockholders can cast their votes on their preferred voting frequency by choosing one of four options for this proposal on the proxy card:  whether they would prefer a non-binding advisory vote on Name Executive Officers compensation once every one (1) year, two (2) years or three (3) years, or may abstain from voting on this Proposal 4.  When voting on this Proposal 4, stockholders are NOT voting to approve or disapprove the Board of Director’s recommendation on this proposal.

After careful consideration of this proposal, the Board of Directors and Personnel Committee has determined that holding an advisory vote on compensation for the Company’s Named Executive Officers once every three (3) years is the most appropriate alternative for the Company at this time and therefore, the Board of Directors recommends that shareholders vote for Choice 3, “an advisory vote every three (3) years.”  In making this recommendation, the Board of Directors considered the following:

The Company compensation program is intended to encourage long term performance for the Company and the building of shareholder value.

An advisory vote every three (3) years will give the Board of Directors sufficient time to thoughtfully consider the results of the advisory vote and implement changes it may deem necessary.

In accordance with recently adopted rules under the Exchange Act, we are asking stockholders to approve the following advisory resolution:

RESOLVED, that the Company’s stockholders determine, on a non-binding advisory basis, that the preferred frequency with which the shareholders of the Company shall have an advisory vote on the compensation of the Company’s Named Executive Officers set forth in the Company’s proxy statement in accordance with the disclosures rules of the Securities and Exchange Commission is whichever of the following choices receives the highest number of votes cast:

Choice 1 – every year;
Choice 2 – every two years;
Choice 3 – every three years; or
Choice 4 – abstain from voting.”

The Board of Directors recommends a vote FOR Choice 3 – the option of every three years – as the frequency with which shareholders are provided an advisory vote on executive compensation, as disclosed pursuant to the compensation disclosure rules of the SEC.

The choice of one year, two years or three years that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by shareholders.

The Board of Directors will take into account the outcome of the vote when considering how frequently to conduct an advisory vote on the compensation of our Named Executive Officers as appropriate.  However, because this vote is advisory and non-binding, the Board of Directors may decide that it is in the best interests of the Company and the Company’s stockholders to conduct an advisory vote on executive compensation on a basis other than the choice approved by the Company’s stockholders, and may vary its practice based on various internal and external factors.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

Only one copy of the Company’s 2010 Annual Report and Proxy Statement for the 2011 Annual Meeting of Stockholders will be delivered to an address where two or more stockholders reside unless we have received contrary instructions from a stockholder at the address. A separate Proxy Card will be delivered to each stockholder at the shared address.

If you are a stockholder who lives at a shared address and you would like additional copies of the 2010 Annual Report, this Proxy Statement or any future annual reports or proxy statements, please contact American Stock Transfer and Trust Company, 59 Maiden Lane, New York, New York 10038, Attention:  Shareholder Services, (800) 937-5449 or (718) 921-8200, extension 6820, and a copy will be promptly mailed to you.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 3, 2011.  This Proxy Statement, the Notice of Annual Meeting of Stockholders and our Annual Report to Stockholders are available at http://www.proxyvote.com.

ADDITIONAL INFORMATION

The Annual Report of the Company on Form 10-K, covering the fiscal year ended December 31, 2010, is being mailed with this Proxy Statement to each stockholder entitled to vote at the Annual Meeting.

Any stockholder who wishes to submit a proposal for action to be included in the Proxy Statement for the Company’s 2012 Annual Meeting of Stockholders must submit such proposal so that it is received by the Secretary of the Company by December 16, 2011.

The accompanying proxy is solicited by and on behalf of the Company’s Board of Directors. The cost of such solicitation will be borne by the Company. In addition to solicitation by mail, regular employees of the Company may, if necessary to assure the presence of a quorum, solicit proxies in person, or by telephone, facsimile or other electronic means. Arrangements have been made with brokerage houses and other custodians, nominees and fiduciaries, for the forwarding of solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such entities for reasonable out-of-pocket expenses incurred in connection therewith. The Company has engaged American Stock Transfer & Trust Company to assist in the tabulation of proxies.

If any matter not described in this Proxy Statement should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by that proxy in accordance with their best judgment unless a stockholder, by striking out the appropriate provision of the proxy, chooses to withhold authority to vote on such matters.

As of the date this Proxy Statement was printed, the directors knew of no other matters to be brought before the Annual Meeting.

Stockholder inquiries, including requests for the following: (i) change of address; (ii) replacement of lost stock certificates; (iii) Common Stock name registration changes; (iv) Quarterly Reports on Form 10-Q; (v) Annual Reports on Form 10-K; (vi) proxy material; and (vii) information regarding stockholdings, should be directed to:

American Stock Transfer & Trust Company
59 Maiden Lane
New York, NY 10038
Attention: Stockholder Services
(800) 937-5449 or (718) 921-8200 Ext. 6820

Copies of Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Proxy Statements can also be obtained directly from the Company free of charge by sending a request to the Company by mail as follows:

AmBase Corporation
100 Putnam Green 3rd Floor
Greenwich, CT 06830
Attn: Shareholder Services

In addition, the Company’s public reports, including Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Proxy Statements, can be obtained through the SEC’s EDGAR Database over the World Wide Web at www.sec.gov. Materials filed with the SEC may also be read or copied by visiting the SEC’s Public Reference Room, 450 Fifth Street, NW, Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330.